Exhibit 10.02

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated as of the ___ day of December, 2013, is entered into by and between Stratus Media Group, Inc., a Nevada corporation (the “Debtor”), and Carolina Preferred High Yield Fund, LLC, a Florida limited liability company (the “Holder”).

Recitals

WHEREAS, the Holder has agreed to purchase a $500,000 principal amount 10% secured convertible promissory note (the “Note”) from the Debtor pursuant to the terms and conditions of the Note Purchase Agreement of even date herewith (the “Note Purchase Agreement”).

WHEREAS, as a condition of the Note Purchase Agreement, and in order to induce the Holder to purchase the Notes, the Debtor has agreed to grant to the Holder a security interest in the Collateral (as hereinafter defined) to be used as security for the Secured Obligations (as defined herein) on terms set forth herein.

NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor hereby agrees with the Holder as follows:

1.           Recitals. The above recitals are true and correct and same are incorporated into this Agreement by this reference.

2.           Definition. As used herein, the term “Collateral” shall mean the Debtor’s assets set forth on Schedule A attached hereto and incorporated herein by such reference.

3.           Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment of all amounts due under the Note, whether at stated maturity, by prepayment, declaration, acceleration, conversion, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 363(a) of the Bankruptcy Code, 11 U.S.C. §362(a)) (the “Secured Obligations”).

4.           Security Interests. As security for the payment and performance of the Secured Obligations, the Debtor hereby creates and grants to the Holder, its successors and assigns, a security interest in the Collateral (the “Security Interest”). Without limiting the foregoing, the Holder is hereby authorized to file one or more financing statements for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Debtor as debtor and the Holder as creditor.

5.           Further Assurances. Debtor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Holder may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith.

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6.           Taxes; Encumbrances. At its option, the Holder may discharge past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, and may pay for the maintenance and preservation of the Collateral to the extent Debtor fails to do so, and Debtor agrees to reimburse the Holder within five (5) business days following receipt of written notice from the Holder, accompanied by proof of payment, for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section shall be interpreted as excusing Debtor from the performance of any covenants or other promises with respect to taxes, liens, security interests or other encumbrances and maintenances as set forth herein.

7.           Representations, Warranties and Covenants. Debtor hereby represents, warrants, covenants and agrees as follows:

(a)                Title and Authority. Subject to security agreements, leases or similar arrangements entered into by Debtor prior to the execution of this Agreement, it has (i) rights in, and good and marketable title to, the Collateral and (ii) the requisite corporate power and authority to grant to the Holder the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person or entity other than any consent or approval which has been obtained.

(b)               Filing. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral shall have been or shall be delivered to the Holder in such form as requested by the Holder.

(c)                Absence of Other Liens. Except as set forth on Schedule B, the Collateral is owned by the Debtor free and clear of any lien or encumbrance of any nature whatsoever, except otherwise disclosed to the Holder in writing on the date hereof, and except as previously furnished to the Debtor, no financing statement has been filed, under the Uniform Commercial Code as in effect in any state or otherwise, covering any Collateral.

(d)               No Conflict. None of the execution and delivery by Debtor of this Agreement and the other loan documents or the grant and perfection of the Security Interest will (i) conflict with, violate, breach, cause a default under (with or without the giving of notice or the passage of time), or permit an acceleration or termination of, any document, instrument, mortgage, indenture or other agreement applicable to Debtor or to which its assets are subject, (ii) conflict with, violate or breach any applicable law, rule, regulation or order, or (iii) conflict with, violate or breach any of the organizational documents of Debtor, the result of which (in the case of clauses (i) and (ii) only) could be a material adverse affect upon the business, assets, condition (financial or other) or prospects of Debtor.

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(e)                Survival of Representations and Warranties. All representations and warranties of the Debtor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement.

(f)                Exclusive Security Interest. Debtor shall not grant to any person a security interest in the Collateral, except for the security interest created hereby.

8.           Protection of Security. Debtor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral, to defend the Security Interest of the Holder in such Collateral, and the priority thereof, against any adverse lien or encumbrance of any nature whatsoever.

9.           Continuing Obligations of Debtor. Debtor shall remain liable to observe and perform all the material conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof.

10.          Use and Disposition of Collateral. Debtor shall not (a) make or permit to be made any assignment, pledge or hypothecation of the Collateral, or grant any security interest in the Collateral except for the Security Interest except to the extent that any new security interest is subordinated to the Security Interest or (b) except in the ordinary course of business, make or permit to be made any transfer of any Collateral.

11.          Remedies upon Default. In the event the Debtor fails to pay any of the Secured Obligations as and when due (following the expiration of all applicable grace periods), the Holder shall have right to exercise its remedies pursuant to the Uniform Commercial Code. The Debtor hereby waives all defenses it may have against the enforcement of this provision (whether known or unknown) and irrevocably agrees that any claims or counterclaims it may have against the Holder shall not be deemed to be a defense against the enforcement of this provision.

12.          Replenishment of Collateral. To the extent that the Collateral is withdrawn by the Holder in accordance with the provisions of Section 11, above, the Debtor shall have a period of 45 days from the date of such withdrawal to replenish the Collateral so that the Collateral is equal to the then outstanding principal amount of the Note. The Debtor’s failure to so replenish the Collateral within such 45-day period shall constitute a default under this Agreement.

13.          Security Interest Absolute. All rights of the Holder hereunder, the Security Interest, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of (a) any partial invalidity or unenforceability of the Note, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Note or any other agreement or instrument, (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or discharge of the Debtor in respect of the Secured Obligations or in respect of this Agreement.

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14.          No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Holder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Holder shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

15.          Holder Appointed Attorney-in-Fact. Debtor hereby appoints Siskey Industries, LLC, the Manager of the Holder, the attorney-in-fact of Debtor solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Holder may reasonably deem necessary to accomplish the purposes hereof, which appointment is irrevocable so long as this Agreement and the Security Interest have not been terminated.

16.          Waiver of Equitable Subordination. Each of the parties hereto waives any and all rights it may have to assert a claim for or to raise the defense of equitable subordination in any legal action or proceeding arising from this Agreement or the Note.

17.          Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Debtor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Holder as Collateral under this Agreement, except as contemplated by this Agreement.

18.          Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of Nevada.

19.          Notices. All communications and notices hereunder shall be in writing and given as provided in the Note.

20.          Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

21.          Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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22.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart that bears the signature of the Debtor shall have been delivered to the Holder.

23.          Termination. This Agreement and the Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in full, at which time the Holder shall execute and deliver to the Debtor all Uniform Commercial Code termination statements and similar documents which the Debtor shall reasonably request to evidence such termination; provided, however, that all indemnities of the Debtor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement for a period of six months following the termination of this Agreement.

24.          Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written agreement or representation between them with regard to the subject matter hereof. This Agreement may not be modified except by a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

DEBTOR:

Stratus Media Group, Inc.

By:_______________________________
Name:_____________________________
Title:______________________________

HOLDER:

Carolina Preferred High Yield Fund, LLC
By: Siskey Industries, LLC, Manager

By:_______________________________
Todd D. Beddard, President

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Schedule A

Collateral

“Collateral” means all of the Company’s right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Company (including under any trade names, styles or derivations thereof) and whether owned or consigned by or to, or leased from or to, the Company, and regardless of where located, and any and all proceeds or products of (or additions or accessories to) any of the foregoing.

Dated:	STRATUS MEDIA GROUP, INC. By:______________________________ Name: Title:

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